ENTERGY POWER, INC.
                           PRO FORMA  BALANCE SHEET
                                MARCH 31, 1998
                                 (Unaudited)

                                                               Adjustments to
                                                             Reflect Transactions
                                                                  Proposed
                                                    Before          In Present          After
                    ASSETS                          Transactions      Filing         Transaction
                                                                   (In Thousands)
                                                                    see NOTE A
Current Assets:
 Cash and cash equivalents:
  Cash                                                   $739         $30,000           $30,739
  Temporary cash investments - at cost, which
    approximates market                                12,501                            12,501
                                                     --------         -------          --------
      Total cash and cash equivalents                  13,240          30,000            43,240

  Accounts receivable:
    Associated companies                               20,724                            20,724
    Other                                              11,908                            11,908
  Fuel inventory - at average cost                        834                               834
  Materials and supplies - at avarage cost              1,956                             1,956
                                                     --------         -------          --------
    Total                                              48,662          30,000            78,662
                                                     --------         -------          --------
Utility Plant:
  Electric                                            184,507         (40,163)          144,344
  Electric plant acquisition adjustment                   483                               483
  Construction work in progress                           413                               413
                                                     --------         -------          --------
    Total                                             185,403         (40,163)          145,240
  Less - Accumulated depreciation
   and amortization                                    90,684         (14,131)           76,553
                                                     --------         -------          --------
       Utility plant - net                             94,719         (26,032)           68,687
                                                     --------         -------          --------
Other Assets:
  Deferred losses on hedging                            7,909                             7,909
                                                     --------         -------          --------
       Total                                            7,909               -             7,909
                                                     --------         -------          --------

       TOTAL                                         $151,290          $3,968          $155,258
                                                     ========         =======          ========

                        ENTERGY POWER, INC.
                     PRO FORMA  BALANCE SHEET
                          March 31, 1998
                            (Unaudited)

                                                        Adjustments to
                                                      Reflect Transactions
                                                           Proposed
                                          Before          In Present              After
LIABILITIES AND SHAREHOLDER'S EQUITY      Transactions      Filing             Transaction
                                                           (In Thousands)
                                                             see NOTE A
Current Liabilities:
   Accounts payable:
     Associated Companies                   $1,635                               $1,635
   Taxes accrued                             5,598          $10,839              16,437
                                          --------          -------            --------
       Total                                 7,233           10,839              18,072
                                          --------          -------            --------
Deferred Credits:
  Accumulated deferred income taxes         29,075           (9,283)             19,792
  Other                                      1,792                                1,792
                                          --------          -------            --------
       Total                                30,867           (9,283)             21,584
                                          --------          -------            --------
Shareholder's Equity:
  Common stock, $5 par value, authorized
  20,000 shares; issued 11,000 shares           55                                   55
  Additional paid-in capital               174,950                              174,950
  Accumulated deficit                      (61,815)           2,412             (59,403)
                                          --------          -------            --------
       Total                               113,190            2,412             115,602
                                          --------          -------            --------
       TOTAL                              $151,290           $3,968            $155,258
                                          ========          =======            ========
               NOTE

    (A)  To record sale by Entergy Power, Inc. of an undivided 7.13% ownership interest in
         ISES 2, at a price of $30,000,000, to East Texas Electric Cooperative, as if the
         sale had occurred on March 31, 1998.


                                 ENTERGY POWER, INC.
                           PRO FORMA STATEMENT OF INCOME
                        TWELVE MONTHS ENDED MARCH 31, 1998
                                     (Unaudited)

                                             Before       In Present       After
                                          Transactions      Filing      Transaction
                                                       (In Thousands)
                                                          see NOTE B
Revenues:
  Associated companies                      $37,849                       $37,849
  Others                                     45,063        ($12,027)       33,036
  Natural gas sales                          12,672                        12,672
                                            -------        --------       -------
    Total                                    95,584         (12,027)       83,557
                                            -------        --------       -------
Operating expenses:
  Fuel and fuel related expenses             55,617          (6,099)       49,518
  Purchased power                             6,753                         6,753
  Other operation and maintenance            15,626          (2,764)       12,862
  Depreciation and amortization               4,520            (928)        3,592
  Taxes other than income taxes                 920            (122)          798
                                            -------        --------       -------
    Total                                    83,436          (9,913)       73,523
                                            -------        --------       -------

Operating income                             12,148          (2,114)       10,034
                                            -------        --------       -------
Other income (Deductions)
  Interest income                             1,838                         1,838
  Miscellaneous income and deductions-net       (22)                          (22)
                                            -------        --------       -------
    Total                                     1,816               -         1,816
                                            -------        --------       -------

Interest charges                                  4               -             4
                                            -------        --------       -------
Income before income taxes                   13,960          (2,114)       11,846

Income Taxes:
  Current                                     3,759            (569)        3,190
  Deferred                                    1,219            (185)        1,034
                                            -------        --------       -------
     Total                                    4,978            (754)        4,224
                                            -------        --------       -------
Net Income                                   $8,982         ($1,360)       $7,622
                                            =======        ========       =======
               NOTE

(B)  To record revenue and expense effects of sale by Entergy Power, Inc.
     of an undivided 7.13% ownership interest in ISES 2, to East Texas
     Electric Cooperative, as if the sale had occurred on April 1, 1997.
